Exhibit 10.3
CUSHMAN & WAKEFIELD LTD.
2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT AGREEMENT
THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT AGREEMENT is made as of [Grant Date] by and between Cushman & Wakefield Ltd., a company incorporated under the laws of Bermuda (“C&W”), and [Participant Name] (the “Participant”).
WHEREAS, C&W has adopted the 2026 Omnibus Share and Cash Incentive Plan (as such may be amended from time to time, the “Plan”) to promote the interests of C&W and its shareholders by providing certain employees, non-employee directors, consultants or independent contractors of the Company with incentives and rewards to encourage them to continue in the service of the Company; and
WHEREAS, Section 8 of the Plan provides for the grant of Restricted Stock Unit Awards.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Grant of RSUs. Pursuant to, and subject to, the terms and conditions set forth in the Plan and this Non-Employee Director Restricted Stock Unit Grant Agreement (this “Agreement”), C&W hereby grants to the Participant [Number of Awards] Restricted Stock Units (“RSUs”). Each RSU represents the right to receive one Common Share subject to the terms of this Agreement and the Plan.
2.Grant Date. The “Grant Date” of the RSUs hereby granted is [Grant Date].
3.Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.
4.Vesting.
(a)Generally. Subject to Section 4(b) and Section 4(c) hereof, the RSUs will vest on the first anniversary of the Grant Date, subject to the Participant’s continuing Service through such vesting date; provided, that if the Participant’s Service terminates in connection with a Change in Control, as determined by C&W in its sole discretion, the RSUs will vest as of such termination.
(b)Termination of Service due to Death. Subject to the terms of this Agreement, in the event the Participant’s Service is terminated due to the Participant’s death, all unvested RSUs shall immediately vest as of the date that the Participant’s Service is terminated.

(c)Change in Control. In the event that in connection with a Change in Control the successor company does not agree in writing to assume or substitute, on substantially the same terms, the RSUs and the obligations hereunder, all unvested RSUs shall vest as of immediately prior to such Change in Control, subject to the Participant’s continuing Service through such vesting event.
5.Settlement. Subject to all the terms and conditions set forth in this Agreement and the Plan, vested RSUs shall be settled in Common Shares; provided, that the RSUs may be settled in cash or in a combination of Common Shares and cash, to the extent determined necessary or advisable by C&W. Such settlement shall occur on the applicable vesting date and in any event no later than sixty (60) days following such vesting date (such date, the “Settlement Date”).
6.Rights as Shareholder. Upon and following the Settlement Date and the entry of such settlement on the books of C&W or its transfer agents or registrars, the Participant shall be the record owner of the Common Shares and shall be entitled to all of the rights of a shareholder of C&W, including the right to vote such Common Shares and receive any dividends or other distributions thereafter paid with respect to such Common Shares.
7.Forfeiture. Subject to Section 4(a), RSUs which have not become vested as of the date the Participant’s Service terminates shall immediately be forfeited on such date, and the Participant shall have no further rights with respect thereto.
8.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until the Settlement Date, the RSUs or the rights represented thereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. No purported sale, assignment, transfer, pledge, hypothecation or other disposal of the RSUs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal, the RSUs will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration from C&W.
9.Taxes.
(a)Liability for Tax-Related Items. The Participant shall be solely liable for any and all income taxes (including federal, state, local and other income taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”). The Participant acknowledges that C&W (i) does not make any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or the underlying Common Shares, including, but not limited to, the grant, vesting, or settlement of the RSUs, or the subsequent sale of Common Shares and (ii) does not commit, and is under no obligation, to structure the terms of the grant or any aspect of the RSU to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
(b)Method of Withholding. Notwithstanding Section 9(a), to the extent withholding of Tax-Related Items is required by applicable law, the Participant agrees to make adequate arrangements satisfactory to C&W to satisfy all Tax-Related Items. In this regard, the Participant authorizes C&W or its agent to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by withholding in Common Shares to be issued upon settlement of the RSUs. In the event that such withholding in Common Shares is impracticable or inadvisable under applicable tax or securities law or has materially adverse accounting consequences, by the Participant’s acceptance of the RSUs, the Participant (i) authorizes and directs C&W and any brokerage firm determined acceptable to C&W to sell, on the Participant’s behalf, a whole number of shares from those Common Shares otherwise issuable to the Participant upon settlement as C&W determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations or rights for Tax-Related Items, and/or (ii) authorizes C&W or its agent, at their discretion, to withhold from other cash compensation payable to the Participant.
(c)Deemed Share Issuance. If the obligation for Tax-Related Items is satisfied by withholding Common Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Common Shares subject to the vested RSUs, notwithstanding that a number of Common Shares are held back solely for the purpose of paying Tax-Related Items.
(d)Tax Rates. C&W may withhold or account for Tax-Related Items by considering statutory or other withholding rates sufficient to satisfy the minimum and up to the maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Shares), or if not refunded, the Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority in the Participant’s jurisdiction(s).
(e)Compliance. C&W may refuse to issue or deliver Common Shares or the proceeds from the sale of Common Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
10.Imposition of Other Requirements. C&W reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs, and on any Common Shares acquired under the Plan, to the extent C&W determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
11.Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement which reduces the Participant’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto, unless the Committee determines, in its sole discretion, that such change, modification or waiver is necessary or advisable to comply with applicable law. This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the RSUs. The failure of C&W to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.
12.Successors and Assigns. C&W may assign any of its rights under this Agreement without the consent of the Participant. This Agreement will be binding upon and inure to the benefit of the successors and assigns of C&W. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiary, if applicable.
13.Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.
14.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

15.Electronic Delivery and Participation. C&W may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by C&W or a third party designated by C&W.
16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
17.Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware.
18.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors and/or the Committee, in respect of the Plan, this Agreement and the RSUs shall be final and conclusive. The Participant acknowledges that there may be tax consequences upon disposition of the underlying Common Shares and that the Participant should consult a tax advisor prior to such disposition.
19.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, C&W makes no representations that the payment and benefits provided under this Agreement comply with, or are otherwise exempt from, Section 409A of the Code, and in no event shall C&W be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
20.Data Privacy.
(a)Data Collection and Usage. The Participant understands that C&W collects, processes, and uses certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, details of all Common Shares, RSUs or any other entitlement to Common Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. C&W transfers Data to Fidelity Stock Plan Services, LLC and certain of its affiliated companies (“Fidelity”), a third-party administrator, which assists C&W with the implementation, administration, and management of the Plan. In the future, C&W may select a different service provider, which will act in a similar manner, and share Data with such service provider. The Participant understands that Participant may be asked to agree on separate terms and data processing practices with Fidelity or any future service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. C&W is based in Bermuda and Fidelity is based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than Bermuda and/or the United States. For example, the United States is not subject to an unlimited adequacy finding by the European Commission or an adequacy regulation by the United Kingdom Information Commissioner’s Office and, as a result, in the absence of appropriate safeguards such as the standard contractual clauses adopted by the European Commission, as applicable from time to time (the “EU Standard Contractual Clauses”) or the United Kingdom International Data Transfer Agreement (“IDTA”), the transfer of Data might not be subject to an adequate level of protection.
If the Participant is based in the European Union, the European Economic Area, or the United Kingdom (collectively, “EEA+”), Data will be transferred from the EEA+ to C&W and/or another Subsidiary outside the EEA+ based on the EU Standard Contractual Clauses and/or the IDTA, as applicable. The Participant may request a copy of the applicable safeguards by contacting [Intentionally Omitted], each of which are email addresses monitored by the Global Privacy Team. The onward transfer of Data from C&W and/or another Subsidiary outside the EEA+ to Fidelity may be conducted without such safeguards and is based solely on the Participant’s consent, as further described below.
If the Participant is based outside of the EEA+, C&W’s legal basis, where required, for the transfer of Data to C&W, any Subsidiary, Fidelity, and/or any future service provider is the Participant’s consent.
(d)Data Retention. C&W will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with applicable laws, the exercise or defense of legal rights, and for archiving, deletion, and backup purposes. This means Data may be retained until after the Participant’s Service has terminated.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary, and the Participant is providing the consents herein on a purely voluntary basis. The Participant understands that if the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s compensation from or Service with C&W will not be affected; the only consequence of refusing or withdrawing consent is that C&W would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards.
(f)Data Subject Rights. The Participant understands that the Participant may have a number of rights under the data privacy laws in the Participant’s jurisdiction, including the right to (i) request access or copies of Data that C&W processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant understands that he or she can contact: [Intentionally Omitted], each of which are email addresses monitored by the Global Privacy Team.
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IN WITNESS WHEREOF, C&W has caused this Agreement to be duly executed, and the Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands and agrees to this Agreement and the Plan as of the day and year first written above.

CUSHMAN & WAKEFIELD LTD

Acknowledged and Accepted:

___________________________
PARTICIPANT: [Participant Name]